Exhibit 10.4

Amendment No. 6

to

Employment Agreement of David Schaeffer

This amendment is made by and between Cogent Communications, Inc. (the “Company”) and David Schaeffer (“Executive”).  It amends the employment agreement between the parties dated February 7, 2000 as amended through April 7, 2010.

The second and third sentences of section 2 are replaced with the following:

The term of employment under this Agreement (the “Term”) shall be for the period beginning on the Effective Date and ending on December 31, 2018, unless earlier terminated as provided in Section 6.

In section 5(a) the first sentence is replaced with the following:

Effective January 1, 2015 Executive shall not receive a cash salary, i.e. his Annual Base Salary shall be zero, for the term of this agreement.

Section 5(b) Bonus is replaced with the following:

Executive shall be entitled to a bonus based on the growth of revenue and EBITDA, as adjusted (as defined in the company’s earnings releases), of Cogent Communications Holdings, Inc. in each of 2015, 2016, and 2017 compared in each case to the prior year.  The bonus, if any, shall be calculated each year following filing of the company’s annual audited financial statements on Form 10-K, e.g. the first bonus, if any, will be paid in February 2016 based on 2015 results compared to 2014.  For each year the bonus shall be $250,000 if revenue growth equals or exceeds 15% and, separately, $250,000 if EBITDA, as adjusted, growth equals or exceeds 20%.  If the growth of the performance measure is less than the amount specified in the preceding sentence the bonus shall be reduced such that it is proportional to performance realized, e.g. if revenue growth is 7.5% then the bonus for revenue growth will be $125,000.  If the performance measure is zero or negative the bonus for that performance measure shall be zero.

Except as herein amended the Employment Agreement shall remain in full force and effect.

Accepted and Agreed to:

Cogent Communications, Inc.

/s/David Schaeffer	by:	/s/Robert N. Beury, Jr.
David Schaeffer		Robert N. Beury Jr.
In his individual capacity		Chief Legal Officer and VP
Cogent Communications, Inc. on behalf of the board of directors

Date: August 6, 2014		Date: August 6, 2014